GENERAL RELEASE AGREEMENT

This GENERAL RELEASE AGREEMENT (this “Agreement”), dated as of this 31st day of May 2007, is entered into by and among WaferGen Bio-systems, Inc., formerly known as La Burbuja Café, Inc., a Nevada corporation (“Seller”), Maria Maribel Jaramillo De La O (“Buyer”), La Burbuja Leaseco, Inc., a Nevada corporation (“Leaseco”), and WaferGen, Inc., a Delaware corporation (“WaferGen”). In consideration of the mutual benefits to be derived from this Agreement, the covenants and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto hereby agree as follows:

1. Split-Off Agreement. This Agreement is executed and delivered by Leaseco pursuant to the requirements of Section 7.3 of that certain Split-Off Agreement (the “Split-Off Agreement”) by and among Seller, Leaseco, Buyer and WaferGen, as a condition to the closing of the purchase and sale transaction contemplated thereby (the “Transaction”).

2. Release and Waiver by Leaseco. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Leaseco, on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases Seller and WaferGen, along with their respective present and former officers, directors, stockholders, managers, members, employees, affiliates, agents, attorneys, representatives, heirs, administrators, executors, successors and assigns (collectively, the “Seller Released Parties”), of and from any and all claims, actions, obligations, suits, charges, liabilities, demands, losses, costs, expenses (including court costs, litigation expenses and reasonable attorneys’ fees), obligations, causes of actions and/or damages, of whatever kind or character, whether now existing, known or unknown, suspected or unsuspected, fixed or contingent, which Leaseco has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Leaseco arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur at or prior to the closing of the Transaction.

3. Release and Waiver by Buyer. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby covenants not to sue and fully, finally and forever completely releases the Seller Released Parties of and from any and all claims, actions, obligations, suits, charges, liabilities, demands, losses, costs, expenses (including court costs, litigation expenses and reasonable attorneys’ fees), obligations, causes of actions and/or damages, of whatever kind or character, whether now existing, known or unknown, suspected or unsuspected, fixed or contingent, which Buyer has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Buyer arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur at or prior to the closing of the Transaction.

4. Additional Covenants and Agreements.

(a)  Each of Leaseco and Buyer, on the one hand, and Seller and WaferGen, on the other hand, waives and releases the other from any claims that this Agreement was procured by fraud, mistake, duress, coercion and/or undue influence.

(b)  Each of the parties hereto acknowledges and agrees that the releases set forth herein do not include any claims the other party hereto may have against such party for such party’s failure to comply with or breach of any provision in this Agreement or the Split-Off Agreement.

(c)  Notwithstanding anything contained herein to the contrary, this Agreement shall not release or waive, or in any manner affect or void, any party’s rights and obligations under the following:

(i)  the Split-Off Agreement; and

(ii)  the Agreement of Merger and Plan of Reorganization among Seller, WaferGen and WaferGen Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Seller.

(d) Each of Buyer and Leaseco represent that it has not commenced any litigation against any of the Seller Released Parties.

(e) It is the intention of all parties that this Agreement be construed broadly as a total and unconditional release and covenant by each of the Buyer and Leaseco never to assert any claims, actions, obligations, suits, charges, liabilities, demands, losses, costs, expenses and/or damages against Seller Released Parties.

5. Modification. This Agreement cannot be modified orally and can only be modified through a written document signed by all parties hereto.

6. Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal or unenforceable had not been contained herein.

7. Expenses. The parties hereto agree that each party shall pay its respective costs, including attorneys’ fees, if any, associated with this Agreement.

8. Entire Agreement. This Agreement constitutes the entire understanding and agreement of Seller, WaferGen, Buyer and Leaseco, and supersedes prior understandings and agreements, if any, among or between Seller, WaferGen, Buyer and Leaseco, with respect to the subject matter of this Agreement, other than as specifically referenced herein. This Agreement does not, however, operate to supersede or extinguish any confidentiality, non-solicitation, non-disclosure or non-competition obligations owed by Leaseco to Seller under any prior agreement.

9.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts or choice of laws thereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

WAFERGEN BIO-SYSTEMS, INC.

By:	/s/ Matthew Markin
Name: Matthew Markin
Title: President

LA BURBUJA LEASECO, INC.

By:	/s/ Matthew Markin
Name: Matthew Markin
Title President

BUYER

/s/ Maria Maribel Jaramillo De La O
Maria Maribel Jaramillo De La O

WAFERGEN, INC.

By:	/s/ Alnoor Shivji
Name: Alnoor Shivji
Title: Chief Executive Officer